UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 2, 2026

(Date of earliest event reported)

CHRONOSCALE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-37854	42-3357005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2440 Sand Hill Road, Suite 400
Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

214-427-1704

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CHRN	Nasdaq Capital Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Resignation of and Release Agreement with Mr. Davis

As previously announced, on September 30, 2026, ChronoScale Holdings Corporation, a Nevada corporation (the “Company”) completed the sale of its wholly owned subsidiary, Ekso Bionics, Inc. (“Ekso”). In connection with the sale of Ekso (the “Transaction”), Scott Davis, a member of the Board of Directors of the Company (the “Board”) and Chief Executive Officer (“CEO”) of Ekso, resigned from his position as a member of the Board, effective as of October 3, 2026. There were no disagreements between the Company and Mr. Davis that led to his decision to resign. Also, in connection with the consummation of the Transaction, on October 2, 2026, the Company (i) granted an award of 51,626 restricted stock units (“RSUs”) to Mr. Davis, which fully vested on the grant date, and (ii) entered into a Release Agreement with Mr. Davis (the “Release Agreement”).

Pursuant to the Release Agreement, Mr. Davis is entitled to receive a lump sum cash payment of $709,500, less applicable withholdings and deductions (the “Release Payment”). The Release Payment is payable within 30 days of the execution of the Release Agreement. The Release Payment is subject to Mr. Davis’s compliance with the Release Agreement and his continuing restrictive covenants. In exchange for the Release Payment, Mr. Davis has agreed to a general release of claims against the Company and its past, present, and future parent organizations, subsidiaries, and affiliated entities.

The Release Agreement also provides that it does not amend, alter, or modify the terms and conditions of the Phantom Performance-Based Restricted Stock Unit Agreement between ChronoScale Intermediate LLC, a wholly owned subsidiary of the Company (“ChronoScale Intermediate”) and Mr. Davis dated November 5, 2025, as described in the Company’s Current Report on Form 8-K filed with the SEC on November 7, 2025.

The Release Agreement was entered into in lieu of, and in full satisfaction of, any payment or benefit that Mr. Davis may otherwise have been entitled to receive pursuant to that certain Change in Control and Severance Agreement between ChronoScale Intermediate and Mr. Davis, dated November 5, 2025, filed with the SEC as Exhibit 10.2 to the Company’s Current Report on Form 8-K on November 7, 2025.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 6, 2026	By:	/s/ Jerome Wong
	Name:	Jerome Wong
	Title:	Chief Financial Officer